Exhibit 99.1

ANGLO-SUISSE OFFSHORE PARTNERS, LLC

STATEMENTS OF REVENUES AND

DIRECT OPERATING EXPENSES

DECEMBER 31, 2010, 2009 AND 2008

C O N T E N T S

Page

Independent Auditor’s Report	3

Statements of Revenues and Direct Operating Expenses	4

Notes to Statements of Revenues and Direct Operating Expenses	5

12 Greenway Plaza, 12th Floor
Houston, TX 77046
Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Anglo-Suisse Offshore Partners, LLC:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties to be purchased by Energy Partners, Ltd., from Anglo-Suisse Offshore Partners, LLC for each of the fiscal twelve-month periods in the three-year period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Energy Partners, Ltd.’s Form 8-K and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties to be purchased by Energy Partners, Ltd., from Anglo-Suisse Offshore Partners, LLC for each of the fiscal twelve-month periods in the three-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the statements of revenues and direct operating expenses, on December 31, 2009, the Company adopted SEC Release 33-8995 and the amendments to ASC Topic 932, “Extractive Industries - Oil and Gas,” resulting from ASU 2010-03 (collectively, the Modernization Rules).

Houston, Texas

March 1, 2011

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES PURCHASED BY

ENERGY PARTNERS, LTD FROM ANGLO-SUISSE OFFSHORE PARTNERS, LLC

(In thousands)

	Twelve Months Ended December 31,
	2010	2009	2008

REVENUES	$91,201	$67,841	$131,223

DIRECT OPERATING EXPENSES	15,964	12,513	12,467

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$75,237	$55,328	$118,756

See accompanying notes to Statements of Revenues and Direct Operating Expenses.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 1 - BASIS OF PRESENTATION

On February 14, 2011 Energy Partners, Ltd., (“EPL”) acquired, from Anglo-Suisse Offshore Partners LLC (“ASOP”), an asset package consisting of certain offshore oil and gas properties and related facilities located in the Gulf of Mexico and Louisiana (the “Properties”) as defined in the Purchase and Sale Agreement between EPL and ASOP for approximately $201.5 million, subject to customary closing adjustments, with an effective date of January 1, 2011. The accompanying statements of revenues and direct operating expenses (the “Statements”) relate to the operations of the oil and gas properties acquired by EPL.

The statements of revenues and direct operating expenses associated with the Properties were derived from ASOP’s accounting records. During the periods presented, the Properties were not accounted for or operated as a consolidated entity or as a separate division by ASOP. Revenues and direct operating expenses for the Properties included in the accompanying statements represent the net collective working and revenue interests to be acquired by EPL. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which were acquired and do not represent all of the oil and natural gas operations of ASOP, other owners, or other third party working interest owners. Direct operating expenses include lease operating expenses. Indirect general and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state income taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of such expenses would be arbitrary and would not be indicative of what such costs would have been had the Properties been operated as a stand alone entity. ASOP accounted for the Properties under the full cost method of accounting for oil and gas activities. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements, including statements of financial position, results of operations, owners’ equity and cash flows, prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Properties and are not practicable to prepare in these circumstances. Accordingly, the historical statements of revenues and direct operating expenses of the Properties are presented in lieu of the financial statements required under Rule 3-05 of the U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. The statements of revenues and direct operating expenses presented are not indicative of the results of operations of the Properties on a go forward basis due to changes in the business and the omission of various operating expenses as described above.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition: Revenues in the Statements reflect the entitlement method of accounting for oil and natural gas revenue, recognizing as revenues only the net interest share of all production sold. Amounts attributable to the sale of production in excess of or less than the Properties net interest are excluded from revenues.

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires the use estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results may differ from those estimates.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements: On December 31, 2008, the SEC issued Release No. 33-8995, “Modernization of Oil and Gas Reporting,” which revises disclosure requirements for oil and gas companies.

In addition to changing the definition and disclosure requirements for oil and gas reserves, the new rules change the requirements for determining oil and gas reserve quantities. These rules permit the use of new technologies to determine proved reserves under certain criteria and allow companies to disclose their probable and possible reserves. The new rules also require companies to report the independence and qualifications of their reserves preparer or auditor and file reports when a third party is relied upon to prepare reserves estimates or conducts a reserves audit. The new rules also require that oil and gas reserves be reported using a twelve-month average price rather than period-end prices. The new rules are effective for financial statements for fiscal years ending on or after December 31, 2009. Additionally, the FASB issued authoritative guidance on oil and gas reserve estimation and disclosures, as set forth in Topic 932 of the FASB Accounting Standards Codification to align with the requirements of the SEC. ASOP implemented the new disclosure requirements and requirements for estimating reserves related to the ASOP’s oil and natural gas operations as disclosed in Note 4.

NOTE 3 - SUBSEQUENT EVENTS

Management of ASOP has evaluated events subsequent to December 31, 2010 through the date of issuance of these statements of revenues and direct operating expenses on March 1, 2011.

NOTE 4 - SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the Properties located entirely within the United States of America. Reserve volumes and values were determined under definitions and guidelines of the SEC and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise that those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Throughout these statements of revenues and direct operating expenses, when we refer to “production” or “reserves” in terms of barrels of oil equivalent (“BOE”), we have converted our natural gas reserves or production into BOE. For this purpose, six thousand cubic feet of natural gas is equal to one barrel of oil, which is based on the relative energy content of natural gas and oil. Natural gas liquids have been aggregated with oil.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 4 - SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED) (Continued)

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in barrels (“Bbls”), thousands of cubic feet (“Mcf”) and BOE were as follows:

	Crude Oil (Bbls)	Natural Gas (Mcf)	Total (BOE)

Proved reserves at December 31, 2007	8,023,479	12,971,376	10,185,375
Production	(1,168,033)	(898,308)	(1,317,751)
Extensions and discoveries	—	—	—
Revisions of previous estimates	555,719	(97,604)	539,452

Proved reserves at December 31, 2008	7,411,165	11,975,464	9,407,076
Production	(1,084,249)	(312,848)	(1,136,390)
Extensions and discoveries	13,531	12,435	15,604
Revisions of previous estimates	1,322,748	1,188,466	1,520,825

Proved reserves at December 31, 2009	7,663,195	12,863,517	9,807,115
Production	(1,130,000)	(441,000)	(1,203,500)
Extensions and discoveries	85,881	31,551	91,140
Revisions of previous estimates	177,324	(7,762,867)	(1,116,487)

Proved reserves at December 31, 2010	6,796,400	4,691,201	7,578,268

Proved developed reserves
December 31, 2008	5,298,982	4,663,194	6,076,181
December 31, 2009	5,659,711	5,192,909	6,525,196
December 31, 2010	5,490,042	2,297,539	5,872,966

Proved undeveloped reserves
December 31, 2008	2,112,183	7,312,270	3,330,895
December 31, 2009	2,003,484	7,670,608	3,281,919
December 31, 2010	1,306,358	2,393,662	1,705,302

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 4 - SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED) (Continued)

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows related to proved crude oil and natural gas reserves is shown below. Future net cash flows calculated at December 31, 2010 and 2009 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period. Future net cash flows calculated at December 31, 2008 were computed using year-end commodity prices that relate to the Properties’ existing proved crude oil and natural gas reserves.

	December 31,
	2010		2009		2008
	Oil	Gas	Oil	Gas	Oil	Gas
Commodity price used in determing future cash flows	$75.96	$4.38	$59.57	$3.94	$41.00	$5.71

The discounted future net cash flows, before consideration of federal and state income taxes (see Note 1), related to proved oil and gas reserves as of December 31, 2010, 2009 and 2008 are as follows (in thousands):

	December 31,
	2010	2009	2008

Future Cash inflows	$551,271	$499,081	$392,017
Less related future:
Production costs	162,533	113,209	99,166
Development & abandonment costs	93,787	100,367	105,668

Future net cash flows	294,951	285,505	187,183
Ten percent annual discount for timing of cash flows	74,445	79,979	39,616

Standardized measure of discounted future net cash flows	$220,506	$205,526	$147,567

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 4 - SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED) (Continued)

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows, before consideration of federal and state income taxes (see Note 1), applicable to proved crude oil and natural gas reserves follows (in thousands):

	Year Ended December 31,
	2010	2009	2008

Beginning of the period	$205,526	$147,567	$455,703
Net changes in prices and production costs	76,866	50,261	(271,757)
Net changes in future development costs	2,724	931	(33,647)
Previously estimated development costs incurred	2,939	4,006	38,902
Sales of oil and gas produced, net	(75,238)	(55,328)	(118,756)
Extensions and discoveries	3,316	181	0
Revisions of previous quantity estimates	(42,817)	36,612	19,542
Accretion of discount	19,196	13,779	45,178
Timing differences and other	27,994	7,517	12,402

End of period	$220,506	$205,526	$147,567